Exhibit 23.2

DIXON ODOM PLLC

Certified Public Accountants and Consultants

CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors

FNB Bancshares, Inc.

Gaffney, South Carolina

We consent to the incorporation by reference in this registration statement of FNB Bancshares, Inc. on Form S-4 of our report, dated February 20, 2003 for the year ended December 31, 2002.

/s/ Dixon Odom PLLC

Sanford, North Carolina

December 5, 2003